                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-90259 and 333-65859) and Form S-8 (SEC File Nos. 333-65859, 333-56499, 333-53699, 333-42291 and 333-42285) of MCSi,
Inc. of our report dated March 30, 2001, relating to the consolidated financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 30, 2001